UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007

SPESCOM SOFTWARE INC.

(Exact name of registrant as specified in its charter)

California	0-15935	95-3634089
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

10052 Mesa Ridge Court, Suite 100		92121
San Diego, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (858) 625-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2007, Spescom Software Inc. (the “Company”) announced the appointment of Alan Kiraly to the Board of Directors of the Company and as Chief Executive Officer removing the interim designation. Since August 2006, Mr. Kiraly has served as the Company’s Interim Chief Executive Officer.  Prior to that appointment Mr. Kiraly served as the Company’s Vice President of Product Development.

Prior to joining the Company, Mr. Kiraly was the Chief Executive Officer of Lascom Solutions Inc., the United States subsidiary of Lascom, SA, a French software developer. Before Lascom, Mr. Kiraly held a variety of management positions in product marketing, development and project services at various companies in the software industry including Motiva Software, SDRC, and Spectragraphics. Mr. Kiraly earned a B.S. degree in Mechanical Engineering from Michigan State University in 1983, and Masters of Science in Mechanical Engineering from the University of Dayton in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2007

SPESCOM SOFTWARE INC.

	By:	/s/ John W. Low
John W. Low
Chief Financial Officer